Exhibit 23.1

Deloitte & Touche LLP 155 East Broad Street Columbus, OH 43215-3611 USA Tel: +1 614 221 1000 Fax: +1 614 229 4647 www.deloitte.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No 333-36881 on Form S-8 of our report dated June 22, 2009, appearing in this Annual Report on Form 11-K of the PICO Holdings, Inc,. Employees 401(K) Retirement Plan and Trust for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
June 22, 2009